Hengtaifeng Technology Co., Ltd
Product Sales Contract

Buyer: Jiangsu Qihan Machine Tool Co., Ltd (“The Buyer” hereinafter)
Seller: Shenzhen Hengtaifeng Technology Co., Ltd. (“The Seller” hereinafter)

Contract No.: SH2007- Q004
Date: April 16, 2007

Product Sales Contract

This contract is signed by and between the Buyer and the Seller; whereby the buyer agrees to buy and the seller agrees to sell the under-mentioned devices/goods subject to the terms and conditions as stipulated hereinafter.

SECTION 1. List of the devices and goods (RMB)

No.	Name of Commodity	Quantity	Unit price	Total Price
1	CNC 980TD	2	8,000	16,000
2	CNC 980TD allocation DA98A-15/2	8	21,000	168,000
Total				RMB 184,000

SECTION 2. Payment and delivery

1.	Terms of payment: The buyer shall pay the entire contract price to the seller within six months after signed this contract.
2.	Terms of delivery: highway transport.
3.	Place of delivery: No.1 Kuangji Road, Zhenjiang City, Jiangsu Province.
4.	Consignee: Ms. Limin

SECTION 3. Service terms:

Provided by the original manufacturer

SECTION 4. Ownership of the goods and risk transfer

1.
Regardless where the goods locate, the seller is the unique owner of the goods before the buyer pays for all the goods. The seller shall have the rights to recover all of the goods delivered to the buyer under the condition of impossible implementation of this contract.

2.
The risks of the goods shall belong to the seller commencing on the taking effect of this contract and until prior to delivery of the goods to the buyer. After which time, the risks of the goods will automatically transfer to the buyer following the seller delivers the goods to appointed place of buyer stated in this contract, and after that, the seller has no any responsibility for the risks of the goods.

SECTION 5. Breach of the Contract

The two parties mutually agree that any breach of this Contract by any party may cause irreparable damage to the other party, and impossible implementation of this Contract. The defaulting party shall pay for 3‰ of breached part for penalty and compensate for the losses suffered by damaged party.

SECTION 6. The two parties hereto acknowledge that one party shall inform the other party to deal with the Contract due to force majeure.

SECTION 7. If any disputes arise out of this contract, the two parties may bring a suit to governing People's Court.

SECTION 8. Other terms

1.	Others terms that are not included in the contract shall be settled through negotiation by two parties.
2.	This Contract is prepared in duplicate which have the same legal force and the two parties keep one copy, respectively
3.	This contract will take effect after signed and sealed by two parties.

Buyer: Jiangsu Qihan Machine Tool Co., Ltd
Representative:
Tel: 0511-4422480-8138
Fax: 0511-4499128
Add: No.1 Kuangji Road, Zhenjiang City, Jiangsu Province
Date for signature: April 16, 2007

Seller: Shenzhen Hengtaifeng Technology Co., Ltd.
Representative:
Tel: 0755-26743580
Fax: 0755-26743552
Add: Room 605, Chuangwei Building A, No.1 Gaoxinnan Road, Science and Technology Park, Nanshan District, Shenzhen City

Information of the Bank:
Account Name: Shenzhen Hengtaifeng Technology Co., Ltd.
Bank: the Bank of China - Shenzhen Hi-tech Zone Branch
Account Number: 826806682908091001
Date for signature: April 16, 2007